UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.     )

Filed by the Registrant ☒                            Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Section 240.14a-12

FIFTH THIRD BANCORP

(NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

(NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

FINAL REMINDER

PLEASE VOTE YOUR SHARES TODAY

April 16, 2009

Dear Shareholder:

We have previously mailed to you proxy materials in connection with the Annual Meeting of Shareholders of Fifth Third Bancorp (“Fifth Third” or the “Company”) to be held on April 21, 2009. Your vote is important and your participation is requested for this important meeting.

LEADING PROXY ADVISORY FIRMS RECOMMEND

A VOTE “FOR” COMPANY PROPOSAL 1

RiskMetrics Group – ISS Governance Services, Glass Lewis & Co., LLC and PROXY Governance, Inc., the three leading, independent proxy advisory firms that advise institutional investors, have published recommendations that common stockholders vote FOR Company Proposal 1. RiskMetrics – ISS Governance Services, Glass Lewis & Co., LLC and Proxy Governance, Inc. do not publish recommendations for preferred classes of stock.

Company Proposal 1 is asking shareholders for approval to amend article Fourth, Section (A)2(d) of the Second Amended Articles of Incorporation, as amended, of Fifth Third Bancorp. The proposed amendment would provide the Company with additional flexibility in creating one or more future series of shares of Preferred Stock. The Company is currently hampered in its ability to create, issue and sell shares of Preferred Stock that contain terms that may be required by the marketplace. Failure to approve the proposal could limit the Company in connection with future capital raising or refinancing transactions or other strategic transactions, potentially causing the company to lose opportunities due to the time delay and uncertainty of needing to hold a special meeting of shareholders to proceed with such transactions.

The proposal to amend the Company’s Articles requires the affirmative vote of the holders of two-thirds of the outstanding shares of Common Stock, Series F Preferred Stock and Series G Preferred Stock, each voting as a separate class. The failure of a Fifth Third shareholder to vote with respect to the proposal will have the same effect as a vote against the approval and adoption of the proposals.

The Board of Directors recommends a vote “FOR” approval of this Company Proposal 1 to amend the Company’s Articles to provide additional flexibility in creating and issuing future series of Preferred Stock.

You are urged to vote your shares promptly, as the votes of all shareholders are important, regardless of the number of shares held. Please submit your vote in this important matter regarding the future of your investment – by voting by telephone, via the Internet, or by signing, dating and returning the enclosed proxy or voting instruction form in the postage-paid return envelope provided.

Thank you for your cooperation and continued support.

Sincerely,

Kevin T. Kabat
Chairman, President & Chief Executive Officer

3 EASY WAYS TO VOTE

Help your Company avoid the expense of further solicitation by voting today. You may use one of the following simple methods to vote your shares:

1.	Vote by Telephone. Call the toll-free number listed for this purpose on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

2.	Vote by Internet. Go to the website listed on your proxy card or voting instruction form. Have your control number listed on the form ready and follow the simple instructions.

3.	Vote by Mail. Mark, sign, date and return your proxy or voting instruction form in the postage-paid return envelope provided.

PLEASE ACT TODAY

YOUR VOTE IS IMPORTANT

Please help your Company save additional solicitation costs by signing, dating and mailing your proxy card or voting instruction form today. Remember, a failure to vote is equivalent to a vote against the proposals. Internet and telephone voting are also available. Please refer to your proxy card or voting instruction form for instructions. Street name shareholders: Your bank or broker cannot vote your shares on the proposals unless it receives your specific instructions. Please return your vote immediately. If you have any questions or need assistance voting your shares, please call D. F. King & Co., Inc., which is assisting us, toll-free at 1-800-207-3158.